EXHIBIT 99


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        Media Contact: 617-622-1252


                THERMO CARDIOSYSTEMS TO BUY ITS OWN COMMON STOCK

        WOBURN, Mass., June 13, 1997 -- Thermo Cardiosystems Inc. (ASE-TCA) announced today that its board of directors has authorized the repurchase, through June 12, 1998, of up to $20 million of its own common stock in the open market, or in negotiated transactions. Thermo Cardiosystems will repurchase such shares when they are available at prices the company considers attractive.

             Thermo Cardiosystems Inc. is a leader in the research, development, and manufacture of implantable left ventricular-assist systems (LVAS). Its HeartMate(R) device, is implanted alongside the natural heart and is designed to take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to beat adequately on their own. The company's air-driven LVAS is the only implantable heart-assist device approved for commercial sale in the United States. Thermo Cardiosystems is a public subsidiary of Thermedics Inc., a Thermo Electron company.

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